CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report, dated December 19, 2016, on the annual report of Avondale Core Investment Fund a series of the Avondale Funds for the year ended October 31, 2016 in Part A of Post-Effective Amendment No.3 to the Registration Statement under the Securities Act of 1933 and Post-Effective Amendment No. 6 under the Investment Company Act of 1940 (File Nos. Securities Act File Number:  333-198319 and Investment Company Act File Number, 811-22981), including the reference to our firm under the headings “Financial Highlights” in the Prospectus and  “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Abington, Pennsylvania

February 27, 2017